UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PEAK RESORTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This proxy statement supplement (the “Proxy Statement Supplement”) updates the definitive proxy statement (the “Proxy Statement”) filed by Peak Resorts, Inc., a Missouri corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on August 20, 2019, relating to the special meeting (the “Special Meeting”) of the shareholders of the Company to be held on September 20, 2019 at 9:00 a.m. Central time, at the Hidden Valley Ski Resort, located at 17409 Hidden Valley Drive, Wildwood, Missouri 63025.

At the Special Meeting, the shareholders of the Company will be asked to vote on, among other things, the proposed acquisition of the Company by Vail Resorts, Inc., a Delaware corporation (“Vail Resorts”), pursuant to, and subject to the terms and conditions set forth in, an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 20, 2019, by and among the Company, Vail Holdings, Inc., a Colorado corporation (“Parent”), VRAD Holdings, Inc., a Missouri corporation (“Merger Sub”) and direct, wholly-owned subsidiary of Parent, and, solely for the purposes stated in Section 9.14 of the Merger Agreement, Vail Resorts. The Company is filing this communication to provide certain updates in respect of the proposed merger. The following information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Except as updated by this Proxy Statement Supplement, all information set forth in the Proxy Statement remains unchanged.

On August 28, 2019, an alleged shareholder of the Company, Earl M. Wheby Jr., filed a putative class action and derivative complaint in St. Louis County Circuit Court, 21st Judicial Circuit of Missouri, against each of the members of the Company’s board of directors, Vail Resorts, Parent and Merger Sub, purportedly in relation to the Company’s entry into the Merger Agreement. The complaint asserts a claim for breach of fiduciary duty against the defendants. The complaint alleges, among other things, that the directors breached their fiduciary duties in connection with the proposed merger due to certain deal protection provisions in the Merger Agreement and disseminated a materially misleading proxy statement. The complaint seeks, among other things, an order enjoining the defendants from proceeding with, consummating or closing the proposed merger; in the event the proposed merger is consummated, an order rescinding it and setting it aside or awarding rescissory damages; and unspecified attorneys’ and experts’ fees.

On September 6, 2019, an alleged shareholder of the Company, Eammon Carleton, filed a complaint in the United States District Court for the Southern District of New York, against the Company and each of the members of the Company’s board of directors, purportedly in relation to the Company’s entry into the Merger Agreement. The complaint asserts claims under Section 14(a) and Section 20(a) of the Securities Exchange Act of 1934, as amended, and rules promulgated thereunder, based on allegations that the Proxy Statement omitted to disclose certain material facts allegedly necessary to make statements made in the Proxy Statement not misleading and/or misrepresented certain allegedly material information. The complaint seeks, among other things, an order enjoining the defendants from proceeding with, consummating or closing the proposed merger; in the event the proposed merger is consummated, an order rescinding it and setting it aside or awarding rescissory damages; an order directing the defendants to disseminate a Proxy Statement that does not contain purportedly misleading statements or material omissions; and unspecified attorneys’ and experts’ fees.

The Company believes that the allegations against it lack merit, however, there can be no assurance that any of the defendants will prevail. It is possible that additional lawsuits may be filed in connection with the proposed merger.

Additional Information and Where to Find It

In connection with the proposed merger, the Company filed a definitive proxy statement, including a form of proxy, with the SEC on August 20, 2019 and will file or furnish other relevant materials with the SEC. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. THIS COMMUNICATION IS NOT A SUBSTITUTE FOR THE PROXY STATEMENT OR ANY OTHER DOCUMENT THAT MAY BE FILED BY THE COMPANY WITH THE SEC.

Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at www.peakresorts.com or by directing a request by mail or telephone to: Peak Resorts, Inc., 17409 Hidden Valley Drive, Wildwood, Missouri 63025, Attention: Corporate Secretary, (636) 938-7474.

Participants in the Solicitation

The Company, Vail Resorts and certain of their respective directors, executive officers, certain other members of management and employees of the Company and Vail Resorts and agents retained by the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-K/A, as filed with the SEC on August 27, 2019. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed merger due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation is included in the proxy statement with respect to the merger the Company filed with the SEC and furnished to the Company’s shareholders.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger and related transactions and all other statements in this Proxy Statement Supplement, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “expect,” “believe,” “anticipate,” “goal,” “plan,” “intend,” “estimate,” “may,” “will” or similar words are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain Company shareholder approval or the failure to satisfy the closing conditions, (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed merger, (4) the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, (5) the merger may involve unexpected costs, liabilities or delays, (6) the Company’s business may suffer as a result of the uncertainty surrounding the merger, including the timing of the consummation of the merger, (7) the outcome of any legal proceeding relating to the merger, (8) the Company may be adversely affected by other economic, business and/or competitive factors, and (9) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all, which may adversely affect the Company’s business and the price of its common stock.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2019, filed with the SEC on June 28, 2019, as updated by the Company’s subsequent filings with the SEC. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.